Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2020, with respect to the statutory financial statements of Horace Mann Life Insurance Company included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Chicago, Illinois
November 6, 2020

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 15, 2020, with respect to the financial statement of net assets of the sub-accounts listed in the Appendix to our report that comprise the Horace Mann Life Insurance Company Separate Account as of December 31, 2019, included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Chicago, Illinois
November 6, 2020